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                 BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

                         2001 Annual Report on Form 10-K

                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


                                                     State or Country            Percent Voting
                 Subsidiary                         of Incorporation          Stock/Interests owned
                 ----------                         ----------------          ---------------------
Briggs & Stratton AG                                 Switzerland                        100%

Briggs & Stratton Australia Pty. Limited             Australia                          100%

Briggs & Stratton Austria GmbH                       Austria                            100%

Briggs & Stratton Canada Inc.                        Canada                             100%

Briggs & Stratton CZ, s.r.o.                         Czech Republic                     100%

Briggs & Stratton France, S.A.R.L.                   France                             100%

Briggs & Stratton Germany GmbH                       Germany                            100%

Briggs & Stratton International, Inc.                Wisconsin                          100%

Briggs & Stratton International Sales Corp.          Virgin Islands                     100%

Briggs & Stratton Mexico S.A. de C.V.                Mexico                             100%

Briggs & Stratton Netherlands B.V.                   Netherlands                        100%

Briggs & Stratton New Zealand Limited                New Zealand                        100%

Briggs & Stratton RSA (Pty.) Ltd.                    South Africa                       100%

Briggs & Stratton Sweden AB                          Sweden                             100%

Briggs & Stratton Tech, LLC                          Wisconsin                          100%

Briggs & Stratton U.K. Limited                       United Kingdom                     100%

BSD, Inc.                                            Wisconsin                          100%

Generac Portable Products, LLC                       Delaware                           100%

GPPD, Inc.                                           Delaware                           100%

GPPW, Inc.                                           Wisconsin                          100%

Generac Portable Products, LLC                       Delaware                           100%
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